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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 2, 2002

COMMISSION FILE NUMBER: 333-30914

XTREME WEBWORKS
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(Exact name of small business issuer as specified in its charter)


       Nevada                        88-0394012
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(State or other jurisdiction of    (I.R.S. Employer
incorporation or organization)      Identification No.)


8100 West Sahara Avenue, Suite 200
Las Vegas, Nevada                           89117
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(Address of principle executive offices)  (Zip Code)

N/A
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(Former name, former address and former fiscal year, if changed since last report)



Item 5. Other Events.

    Xtreme Webworks has been ordered by the District Court of Clark County, Nevada to authorize its transfer agent to transfer its common stock to Richard Splain (98,525 shares of common restricted stock) Matthew Marlon (37,251 shares of common restricted stock) and Michael Pitzel (7,000 shares of common stock). Due to pending litigation involving breaches of employment and convenants addressing the non-disclosure agreements, the named Defendants can only sell their issued shares of stock as follows: Richard Splain pursuant to, and subject to the limitations contained in Rule 144 promulgated by the U.S. Securities and Exchange Commission under the Federal Securities Act of 1933, as amended; Matthew Marlon may sell one third (1/3) of his total number of issued shares every three months and Michael Pitzel may sell his total number of issued shares. Pending the outcome of the litigation some stock may be returned to the treasury of Xtreme, or Xtreme may receive compensatory damages based on current values of the stock. At this time the company is unable to speculate to the amount of damages it may recover.

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                Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            XTREME WEBWORKS
                            ---------------
                         (Name of Registrant)


Date: January 03, 2002                 By: /s/ Shaun Hadley
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                                         SHAUN HADLEY
                                         PRESIDENT